As filed with the Securities and Exchange Commission on March 18, 1999
                                                      Registration No. 33-97400

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              DISCREET LOGIC INC.
            (Exact name of registrant as specified in its charter)

           Quebec                                    98-0150790
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                 Identification No.)

       10 Duke Street, Montreal, Quebec, Canada, H3C 2L7, (514) 393-1616 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ____________________

                                CT Corporation
                                2 Oliver Street
                         Boston, Massachusetts  02109
              (Name and address of agent for service of process)

                                (617) 482-1868
         (Telephone number, including area code, of agent for service)
                             ____________________
                                  Copies to:

    Francois Plamondon                          Mark J. Macenka, Esq.
   DISCREET LOGIC INC.                     TESTA, HURWITZ & THIBEAULT, LLP
      10 Duke Street                              High Street Tower
     Montreal, Quebec                              125 High Street
     Canada, H3C 2L7                        Boston, Massachusetts  02110
      (514) 393-1616                               (617) 248-7000

     Pursuant to Registration Statement No. 33-97400 on Form S-8 (the "Registration Statement"), Discreet Logic Inc., a Quebec corporation (the "Company"), registered 2,670,118 of its Common Shares, no par value per share ("Common Share"), issuable under its Amended and Restated 1994 Restricted Stock and Stock Option Plan, its 1995 Non-Employee Director Stock Option Plan and its 1995 Employee Stock Purchase Plan (collectively, the "Plans"). The Company hereby removes from registration all of the Common Shares which remain unissued in connection with the Plans.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on March 16, 1999.

                                      DISCREET LOGIC INC.

                                      By: /s/ FRANCOIS PLAMONDON
                                          ----------------------
                                          Francois Plamondon
                                          Chief Financial Officer

                                      By: /s/ THOMAS CANTWELL
                                          -------------------
                                          Thomas Cantwell
                                          Authorized United States
                                          Representative


     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                            Title
-----------------------------------  -------------------------------------

/s/ RICHARD J. SZALWINSKI            Chief Executive Officer and Director   March 16, 1999
-----------------------------------  (principal executive officer)
Richard J. Szalwinski

/s/ GARY G. TREGASKIS                Director                               March 16, 1999
-----------------------------------
Gary G. Tregaskis

/s/ THOMAS CANTWELL                  Director                               March 16, 1999
-----------------------------------
Thomas Cantwell

                                     Director                               March   , 1999
-----------------------------------
Brian P. Drummond

/s/ PIERRE DESJARDINS                Director                               March 16, 1999
-----------------------------------
Pierre Desjardins

                                     Director                               March   , 1999
-----------------------------------
Perry M. Simon

/s/ FRANCOIS PLAMONDON               Executive Vice President and Chief     March 16, 1999
-----------------------------------  Financial Officer
Francois Plamondon